                                                                    EXHIBIT 4.04

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 30, 1997, by and between ASYMETRIX CORPORATION, a Washington corporation (the "COMPANY"), and GORDON OAKES, KEVIN OAKES and DOUG FOSTER (collectively, the "SHAREHOLDERS" and each individually, a "SHAREHOLDER") who immediately prior to the Effective Time of the Mergers (as defined below) are all of the stockholders of Oakes Interactive, Inc., a Massachusetts corporation ("OAKES"), TopShelf Multimedia, Inc., a Massachusetts corporation ("TOPSHELF") and Acorn Associates Incorporated, a Massachusetts corporation ("ACORN" and, collectively with Oakes and TopShelf, the "OAKES COMPANIES").

          A. Each of the Oakes Businesses and the Company, Oakes Interactive Acquisition Corp., TopShelf Acquisition Corp., and Acorn Acquisition Corp. have entered into an Agreement and Plan of Merger dated as of September 30, 1997 (the "PLAN"), pursuant to which a wholly owned subsidiary of Asymetrix will merge with and into each of the Oakes Companies in reverse triangular mergers, with each of the Oakes Companies to be the surviving corporation of each merger (the "MERGERS").

          B.  As a condition precedent to the consummation of the Mergers,
Section 8.7 of the Plan provides that the Shareholders shall be granted certain registration rights with respect to the shares of the Company's Common Stock issuable upon conversion of the Asymetrix Series 5 Class B Stock that are issued to the Shareholders in the Mergers, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

          1.  REGISTRATION RIGHTS

              1.1  Certain Definitions.  For purposes of this Agreement:
                   -------------------

                   (a) Registration.  The terms "register," "registered," and
                       ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                   (b) Registrable Securities. The term "Registrable Securities"
                       ----------------------            ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series 5 Class B Stock issued pursuant to the Plan; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however,
                     ---------

(i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, (ii) any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act or (iii) any Registrable Securities which may be sold in the public market in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

                   (c) Registrable Securities Then Outstanding. The number of
                       ---------------------------------------
shares of "Registrable Securities then outstanding" shall mean the number of
           ---------------------------------------
shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                   (d) Holder.  For purposes of this Section 1 and Section 2
                       ------
hereof, the term "Holder" means any person owning of record Registrable
                  ------
Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, a record holder
                                            --------  -------
of shares of Series 5 Class B Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided,
                                                                     --------
further, that the Company shall in no event be obligated to register shares of
-------
Series 5 Class B Stock.

                   (e) SEC.  The term "SEC" or "Commission" means the U.S.
                       ---             ---      ----------
Securities and Exchange Commission.

              1.2  Piggyback Registrations. The Company shall notify all Holders
                   -----------------------
of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit
             ---------
plan or to any acquisition, merger, consolidation or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                   (a) Underwriting.  If a registration statement under which
                       ------------
the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to holders of the Company's
                    -----                  ------
Series A Preferred Stock and Series B Preferred Stock (or Registrable Securities issuable upon conversion of such Series A Preferred Stock or Series B Preferred Stock), third, to the holders of "registrable securities" as that term is
        -----
defined in, and pursuant to, that certain Registration Rights Agreement, dated as of September 11, 1997, by and among the Company and certain shareholders of Aimtech Corporation, a Delaware corporation, and fourth, to the Holders
                                                 ------
requesting inclusion of their Registrable Securities in such registration statement pursuant to this Section 1.2 on a pro rata basis based on the total number of Registrable Securities held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                   (b) Expenses.  All expenses incurred in connection with a
                       --------
registration pursuant to this Section 1.2 (excluding underwriters' and brokers' discounts and commissions and the fees and expenses of Holders' counsel), including, without limitation all federal and "blue sky" registration, qualification and filing fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

              1.3  Obligations of the Company. Whenever required to effect the
                   --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as commercially reasonable:

                   (a) Furnish to the Holders and to the underwriters, if any, such number of copies of the registration statement, prospectus, and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                   (b) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                   (c) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                   (d) Use its best efforts either to (i) cause all the Registrable Securities covered by any Registration Statement to be listed on a national securities exchange, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the quotation of the Registrable Securities on the Nasdaq National Market.

              1.4  Furnish Information. It shall be a condition precedent to the
                   -------------------
obligations of the Company to take any action pursuant to Section 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

              1.5  Delay of Registration. No Holder shall have any right to
                   ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

              1.6  Indemnification.  In the event any Registrable Securities are
                   ---------------
included in a registration statement under Sections 1.2:

                   (a) By the Company. To the extent permitted by law, the
                       --------------
Company will indemnify and hold harmless each Holder, the partners, officers, directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any expenses, losses, claims, damages, or
                  --------
liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof)
arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                            ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus, offering circular or other document contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

               (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided however,
                                                            -------- -------
that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or its agent, partner, officer, director, underwriter or controlling person of such Holder.

                   (b) By Selling Holders. To the extent permitted by law, each
                       ------------------
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or its agent expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating, defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement
                             --------  -------
contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts
                                  -------- -------
payable in indemnity by a Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                   (c) Notice.  Promptly after receipt by an indemnified party
                       ------
under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                   (d) Defect Eliminated in Final Prospectus.  The foregoing
                       -------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but which Violation is eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus), such indemnity agreement shall not inure to the
             ----- ----------
benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                   (e) Contribution.  In order to provide for just and equitable
                       ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions as well as any other relevant considerations; provided, however, that, in any such case, (A) the
                         --------  -------
total amounts payable in contribution by any Holder under this Section 1.6(e) shall not exceed the net proceeds received by such Holder in the registered offering out of which such responsibility arises; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                   (f) Survival.  The obligations of the Company and Holders
                       --------
under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

              1.7  "Market Stand-Off" Agreement. Each Holder hereby agrees that
                    ---------------------------
it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or any shares of capital stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement (other than a registration statement relating to any employee benefit plan or to any acquisition, merger, consolidation or other corporate reorganization) of the Company filed under the Securities Act (whether filed pursuant to the provisions of this Agreement or otherwise); provided, however, that:
--------  -------

                   (a) such agreement shall not apply to shares of capital stock of the Company sold pursuant to such registration statement;

                   (b) all executive officers and directors of the Company then holding Common Stock of the Company enter into a similar agreement, and any other stockholder of the Company owning at least as many shares of the Company's Common Stock as such Holder is also requested by the Company or the underwriter to enter into a similar agreement; and

                   (c) in an offering other than the Company's initial public offering, such agreement shall apply only for a period of 90 days from the effective date of the registration statement filed under the Securities Act with respect thereto.

          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

     2.   ASSIGNMENT

     Notwithstanding anything herein to any the contrary, the registration rights of a Holder under Section 1 hereof may be assigned by a Holder only to a party who acquires at least 75,000 shares of Series 5 Class B Stock issued under the Plan, and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however that no party may
                                           --------  -------
be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any
                                                     -------- -------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

     3.   GENERAL PROVISIONS

          3.1  Amendment of Rights.  Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.1 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company

          3.2  Governing Law.  The internal laws of the State of Washington
               -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          3.3  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          3.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

          3.5  Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or nationally recognized courier service to the following addresses:

               (i)  If to Asymetrix:
                    ---------------
                    Asymetrix Corporation
                    110 110th Avenue NE, Suite 700
                    Bellevue, WA  98004
                    Facsimile:  (206) 637-1540
                    Attention:  General Counsel

                    With a copy to:
                    --------------
                    Mark C. Stevens, Esq.
                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA  94306
                    Facsimile:  (415) 494-1417

              (ii)  If to Shareholder:
                    -----------------

                    To the address set forth on Exhibit A hereto
                                                ---------


or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 3.5.

          3.6  Absence of Third Party Beneficiary Rights.  No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          3.7  Entire Agreement.  This Agreement and the exhibits hereto
               ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.


ASYMETRIX CORPORATION                    THE SHAREHOLDERS

By: /s/ J. Billmaier                     /s/ Gordon Oakes
   -------------------------             ------------------------
                                         Gordon Oakes

Print Name: James Billmaier              /s/ Kevin Oakes
           -----------------             ------------------------
                                         Kevin Oakes

Title: Chief Executive Officer           /s/ Douglas A. Foster
      ------------------------           ------------------------
                                         Douglas A. Foster


               [SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------

                              LIST OF SHAREHOLDERS

                                       NUMBER OF SHARES OF
                                      ASYMETRIX CORPORATION
NAME AND ADDRESS                   SERIES 5 CLASS B STOCK HELD
----------------                   ---------------------------

Gordon Oakes                                   680,825
One Multimedia Plaza
255 Highland Avenue
Needham, MA 02194


Kevin Oakes                                    680,625
One Multimedia Plaza
255 Highland Avenue
Needham, MA 02194


Doug Foster                                    151,250
One Multimedia Plaza
255 Highland Avenue
Needham, MA 02194